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                                                                    EXHIBIT 99.1



                  FORM OF PROXY OF SOUTH FLORIDA BANKING CORP.



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                              [FORM OF PROXY CARD]

                           SOUTH FLORIDA BANKING CORP.

              Special Meeting of Shareholders, _____________, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned holder of shares of common stock of South Florida Banking Corp. ("South Florida"), a Florida corporation, does hereby appoint David F. Crockett, Sr. and Matthew W. Wood, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to represent and vote as designated below all of the shares of South Florida common stock that the undersigned held of record at ______ p.m., Eastern Standard Time, on _____________, 1997, at the Special Meeting of Shareholders of South Florida, to be held at 27975 Old 41 Road, Bonita Springs, Florida on _________________, 1997 at _______ p.m. or any adjournment thereof, on the following matters, and on such other business as may properly come before the meeting:

1.       APPROVAL OF ACQUISITION PROPOSAL

         Proposal to approve and adopt the Agreement and Plan of Merger dated as of September 4, 1997, by and among The Colonial BancGroup, Inc., and South Florida, as described in the accompanying Proxy
         Statement/Prospectus dated _______________, 1997.

                 [ ]   FOR     [ ]   AGAINST      [ ]   ABSTAIN


2. In their discretion, on such other business as may properly come before the meeting.

                     (Please Sign and Date on Reverse Side)


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                           (Continued from other side)

                        PLEASE SIGN AND RETURN PROMPTLY.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE ACQUISITION PROPOSAL.

PLEASE ENTER THE NUMBER OF SHARES OF SOUTH FLORIDA COMMON STOCK YOU OWN:
                                                                        --------
(Please sign, date, and return this proxy form exactly as your name or names appear below whether or not you plan to attend the meeting.)

                           [ ] I plan to attend the Special Meeting.
                           [ ] I do not plan to attend the Special Meeting.

                  Date:__________________________________________________, 1997
                  Signature(s):
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                  -------------------------------------------------------------
                         Title or Authority (if applicable)


                  PLEASE SIGN YOUR NAME HERE EXACTLY AS IT APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, CORPORATE OFFICER OR OTHER SIMILAR CAPACITY, SO INDICATE. IF THE OWNER IS A CORPORATION, AN AUTHORIZED OFFICER SHOULD SIGN FOR THE CORPORATION AND STATE HIS TITLE. THIS PROSY SHALL BE DEEMED VALID FOR ALL SHARES HELD IN ALL CAPACITIES THAT THEY ARE HELD BY THE SIGNATORY.


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